Exhibit 107
Calculation of Filing Fee Table
424(b)(5)
(Form Type)
AppLovin Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securiti
es

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee R at e	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Debt	5.125% Senior Notes 2029	Rule 457(r)	$1,000,000,000	100%	$1,000,000,000	$153.10 per $1,000,000.00	$153,100.00

		5.375% Senior Notes 2031	Rule 457(r)	$1,000,000,000	100%	$1,000,000,000	$153.10 per $1,000,000.00	$153,100.00

		5.500% Senior Notes 2034	Rule 457(r)	$1,000,000,000	100%	$1,000,000,000	$153.10 per $1,000,000.00	$153,100.00

		5.950% Senior Notes 2031	Rule 457(r)	$550,000,000	100%	$550,000,000	$153.10 per $1,000,000.00	$84,205.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,550,000,000		$543,505.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$543,505.00

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form
S-3
(File
No. 333-272328)
filed with the Securities and Exchange Commission on June 1, 2023 was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This registration fee table shall be deemed to update the “Calculation of Registration Fee” table in such registration statem ent.